EXHIBIT 21.1



   Name of Subsidiary                             Jurisdiction of Incorporation


   Actar Airforce, Inc.                                       Canada

   Coast Medical, Inc.                                        California


   Marquest Medical Products, Inc.                            Colorado

   The Validation Group, Inc.
     (formerly a division of
      Vital Pharma, Inc.)                                     New Jersey

    Thomas Medical Products, Inc.                             Pennsylvania

    Vital Pharma, Inc.
       (formerly known as HealthStar
        Pharmaceutical Services, Inc.)                        Florida

    Vital Signs California, Inc.                              California

    Vital Signs France S.A.R.L.                               France

    Vital Signs GmbH                                          Germany

    Vital Signs Limited                                       United Kingdom

    Vital Signs MN, Inc.
      (formerly Biomedical
       Dynamics Corporation)                                  Minnesota

    Vital Signs (N) FDM BBO                                   Malaysia

    Vital Signs Sales Corporation                             Delaware

    Vital Signs Export, Inc.
       (Foreign Sales Corp.)                                  Barbados